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                                                                    Exhibit 99.8


                                      PROXY

                                FRED MEYER, INC.
                      Special Meeting, ______________, 1999

                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints Robert G. Miller, Kenneth Thrasher and Roger A. Cooke, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the special meeting of stockholders of Fred Meyer, Inc. ("Fred Meyer") on ______________, 1999 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1. A proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 18, 1998, by and between Fred Meyer, The Kroger Co., and Jobsite Holdings, Inc. and the transactions contemplated thereby.

     [ ] FOR                [ ] AGAINST             [ ] ABSTAIN

2. Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.


                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

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The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for adoption of the Agreement and Plan of Merger and the transactions contemplated thereby. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.


                                         Shares:

                                         Date:                      , 1999
                                               ---------------------


                                         ---------------------------------
                                              Signature or Signatures
P
R                                        Please date and sign as name is
O                                        imprinted hereon, including
X                                        designation as executor, trustee,
Y                                        etc., if applicable. A corporation
                                         must sign its name by the
                                         president or other authorized
                                         officer.

                                         The Special Meeting of
                                         Stockholders of Fred Meyer, Inc.
                                         will be held on ___________, 1999
                                         at ____  _.m.,  Pacific Time, at
                                         ___________, Portland, Oregon.


Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself--the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entry in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of Fred Meyer are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.